Exhibit 99.1

Callon Petroleum Company Reports First Quarter 2014 Results and Updates 2014 Guidance

Natchez, MS (May 8, 2014) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported results of operations for the three-month period ended March 31, 2014.

The Company highlighted financial and operating results for the first quarter of 2014:

•

Daily production of 4,355 barrels of oil equivalent per day (“BOE/d”), a sequential quarterly increase of 46% over comparable Permian production in the fourth quarter of 2013, comprised of 85% oil volume

•	Adjusted EBITDA, a non-GAAP financial measure, of $21.9 million (See “Non-GAAP Financial Measures” discussed and reconciled below)
•

Net loss available to common shareholders of $0.00 per diluted share and adjusted income available to common shareholders (“Adjusted income”), a non-GAAP financial measure, of $0.11 per diluted share. Adjusted income excludes certain items that the Company believes affect the comparability of operating results, and are generally non-recurring items or items whose timing and/or amount cannot be reasonably estimated (See “Non-GAAP Financial Measures” discussed and reconciled below)

Callon also highlighted recent operational activity and corporate developments:

•	Nine horizontal wells drilled and seven horizontal wells completed in the first quarter of 2014 in Midland, Upton and Reagan Counties
•	Callon’s two initial Midland County horizontal Wolfcamp B wells produced at average 30-day peak rates of 911 BOE/d and average 50-day peak rates of 820 BOE/d (production metrics on a two-stream basis)
•	Wolfcamp A horiztonal well in Upton County continues to produce under natural flowing pressure after 40 days and will be placed on submersible pump after casing pressure declines
•	Full redemption of Senior Notes due 2016 completed in April 2014
•	Increased 2014 annual production guidance to 5,100 – 5,400 BOE/d

Fred Callon, Chairman and CEO commented, “As demonstrated in the first quarter, our focused Permian growth model continues to deliver repeatable results. Looking forward, we expect our recent optimization initiatives and the addition of a fourth development field in Midland County to provide an incremental increase to our established production trajectory. In addition to a projected annual increase in Permian volumes of approximately 135% in 2014, we estimate that our operations can deliver year-over-year annual production growth of over 35% in 2015, assuming no acceleration of our current two rig horizontal program.”

Operating and Financial Results

Total Revenue and Permian Production.    For the quarter ended March 31, 2014, Callon reported total revenues of $33.3 million, comprised of oil revenues of $30.9 million and natural gas revenues of $2.4 million. Average daily production for the quarter was 4,355 BOE/d compared to average daily Permian production of 2,978 BOE/d in the fourth quarter of 2013.  Average realized prices were $93.12 per barrel of oil and $6.54 per Mcf of natural gas in the first quarter of 2014, representing a weighted average of $84.82 per BOE produced.

Lease Operating Expenses, including workover expense (“LOE”). LOE for the three months ended March 31, 2014 was $10.78 per BOE, below the low-end of previous expense guidance.

Production Taxes, including ad valorem taxes. Production taxes were $4.88 per BOE in the first quarter of 2014. Production taxes were higher than published guidance due to higher realized commodity prices than were assumed in our guidance estimate.

Depreciation, Depletion and Amortization (“DD&A”). DD&A for the three months ended March 31, 2014 was $26.88 per BOE compared to $29.36 per BOE in the fourth quarter of 2013,  with the decrease in per unit DD&A being attributable to increased estimated proved reserves relative to our depreciable asset base (the full cost pool).

General and Administrative, net of amounts capitalized (“G&A”). G&A for the three months ended March 31, 2014 was  $10.8 million  compared to  $6.4 million in the fourth quarter of 2013. G&A excluding certain non-recurring items and non-cash valuation adjustments (“Adjusted G&A”, a non-GAAP measure) was $4.5 million for both the current period and the fourth quarter of 2013. Adjusted G&A for the first quarter of 2014 excluded $6.3  million of expense related to the following items:

•	$1.2 million in non-recurring, cash expense related to a withdrawn proxy contest
•	$2.5 million in non-recurring expenses (both non-cash and cash components) primarily related to the accelerated vesting of outstanding equity awards for early retirement of employees
•	$2.7 million in non-cash expense related to the mark-to-market valuation adjustment of performance-based phantom stock incentive awards

Interest Expense. Interest expense incurred during the three months ended March 31, 2014 decreased to $1.0 million compared to $1.6 million in the fourth quarter of 2013, primarily due to lower interest expense related to our Senior Notes following a $48.5 million principal redemption during the fourth quarter of 2013. The full redemption of the Senior Notes was completed on April 11, 2014.

Discretionary Cash Flow.  Discretionary cash flow, a non-GAAP measure, for the first quarter of 2014 was  $18.7 million, an increase of $2.9 million, or 19%, over the fourth quarter of 2013 of $15.8 million. For a definition of discretionary cash flow and reconciliation to net cash flow provided from operating activities, see “Non-GAAP Financial and Reconciliations” below. No adjustments have been made to discretionary cash flow for non-recurring cash items.

Income (Loss) Available to Common Shareholders.  The Company reported a net loss available to common shareholders of $0.1 million in the first quarter of 2014 and Adjusted income of $4.4 million, or $0.11 per diluted share, which excludes (net of tax effects): (a) $0.7 million gain related to the sale of equipment, (b) $2.8 million in expenses related to the non-cash, mark-to-market valuation of the Company’s derivative positions and phantom stock equity awards, and (c)  $2.4 million of non-recurring G&A expenses. For a definition of Adjusted income and a reconciliation of income (loss) available to common shareholders to Adjusted income, see “Non-GAAP Financial Measures and Reconciliations” below.

Capital Expenditures

The following table summarizes the Company’s drilling progress in the Permian Basin for the three months ended March 31, 2014:

	Drilled		Completed (a)		Awaiting Completion
	Gross	Net	Gross	Net	Gross	Net
Southern Midland Basin
Vertical wells	1	1.0	1	1.0	—	—
Horizontal wells	8	7.3	5	5.0	3	2.3
Total	9	8.3	6	6.0	3	2.3

Central Midland Basin
Vertical wells	1	0.4	—	—	1	0.4
Horizontal wells	1	0.8	2	1.7	1	0.8
Total	2	1.3	2	1.7	2	1.3

Northern Midland Basin
Vertical wells	2	1.5	1	0.8	—	—
Total	2	1.5	1	0.8	—	—

Total vertical wells	4	2.9	2	1.8	1	0.4
Total horizontal wells	9	8.1	7	6.7	4	3.1

Total	13	11.0	9	8.4	5	3.5

Callon’s total capital expenditures for the first quarter of 2014 are detailed below (in thousands):

Three Months Ended
March 31, 2014
Operational capital expenditures	$53,021
Capitalized G&A and interest	4,502
Total capital expenditures, excluding acquisitions	57,523

Acquisitions	8,237
Total capital expenditures	$65,760

2014 Guidance

Based on results from Callon’s initial horizontal wells in the Central Midland Basin and the impact of optimized completion designs in the Southern Midland Basin, the Company has updated its production and expense guidance for 2014. Capital costs related to this optimized completion design are currently estimated to increase operational capital by approximately $9 million in 2014. The Company is also evaluating the timing of an initial horizontal well on its recently acquired acreage in Upton County, and will be updating its total 2014 capital budget for these items in the second quarter. Collectively, we estimate that the associated net increase in operational capital for 2014 will approximate $15 million.

2014 Guidance Estimates
	2nd Quarter	Full Year
		Previous	Revised
Total production (BOE/d)	5,000 - 5,250	4,700 - 5,100	5,100 - 5,400
% Oil	82% - 84%	80%	82% - 85%

Expenses (per BOE)
LOE, including workovers	$9.00 - $10.00	$9.75 - $11.25	$9.00 - $10.00
Production taxes, including ad valorem	$4.75 - $5.00	$4.20 - $4.50	$4.75 - $5.00
Adjusted G&A (a)	$9.50 - $10.50	$9.00 - $10.00	$9.00 - $10.00

(a)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within the Non-GAAP financial measures and reconciliations section of this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

Listed below are the outstanding hedges for crude oil and natural gas per quarter for 2014 and 2015.

Oil			2Q - 2014	3Q - 2014	4Q - 2014
Swap	Volume (Mbo)		91	92	92
	Price		$93.35	$93.35	$93.35

Put Option (sold)	Volume (Mbo)		91	92	92
	Price		$70.00	$70.00	$70.00

Swap	Volume (Mbo)		27	28	28
	Price		$94.58	$94.58	$94.58

Swap	Volume (Mbo)		46
	Price		$92.80

Swap	Volume (Mbo)			46
	Price			$90.40

Swap	Volume (Mbo)			92
	Price			$99.87

Swap	Volume (Mbo)				46
	Price				$88.35

Swap	Volume (Mbo)				64
	Price				$96.92

Natural Gas			2Q - 2014	3Q - 2014	4Q - 2014
Swap	Volume (Bbtu)		182	184	184
	Price		$4.25	$4.25	$4.25

		1Q - 2015	2Q - 2015	3Q - 2015	4Q - 2015
Call Option (sold)	Volume (Bbtu)	108	109	110	110
	Price	$5.00	$5.00	$5.00	$5.00

Non-GAAP Financial Measures and Reconciliations

This news release refers to non-GAAP financial measures as “discretionary cash flow,” “Adjusted income,” “Adjusted G&A” and “Adjusted EBITDA.” These measures, detailed below, are provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

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Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred.

•

We believe that the non-GAAP measure of Adjusted income and Adjusted income per diluted share are useful to investors because they provide readers with a meaningful measure of our profitability before recording certain items whose timing or amount cannot be reasonably determined. These measures exclude the net of tax effects of certain non-recurring items and non-cash valuation adjustments, which are detailed in the reconciliation provided below. Prior to being tax-effected and excluded, the amounts reflected in the determination Adjusted income and Adjusted income per diluted share below were computed in accordance with GAAP.

•

Callon believes that the non-GAAP measure of Adjusted G&A is useful to investors because it provides readers with a meaningful measure of our recurring G&A expense and provides for greater comparability period-over-period. The table below details all adjustments to G&A on a GAAP basis to arrive at Adjusted G&A.

•

We calculate Adjusted Earnings before Interest, Income Taxes, Depreciation, Depletion and Amortization (" Adjusted EBITDA") as Adjusted income plus interest expense, income tax expense (benefit) and depreciation, depletion and amortization expense. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss), cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, we believe that Adjusted EBITDA provides additional information with respect to our performance or ability to meet its future debt service, capital expenditures and working capital requirements. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, the Adjusted EBITDA we present may not be comparable to similarly titled measures of other companies.

The following table reconciles net cash flow provided by operating activities to discretionary cash flow (in thousands):

	Three Months Ended March 31,
	2014	2013	Change
Discretionary cash flow	$18,728	$11,308	$7,420
Net working capital changes and other changes	1,239	1,567	(328)
Net cash flow provided by operating activities	$19,967	$12,875	$7,092

The following table reconciles income (loss) available to common shareholders to Adjusted income (in thousands; reconciling items are reflected net of tax):

	Three Months Ended March 31,
	2014	2013	Change
Loss available to common shares	$(111)	$(800)	$689
Net loss on derivative contracts, net of settlements	1,065	676	389
Phantom mark-to-market, net of settlements	1,726	(124)	1,850
Early retirement expense	1,601	—	1,601
Withdrawn proxy contest expenses	775	—	775
Gain on sale of equipment	(702)	—	(702)
Adjusted income (loss)	$4,354	$(248)	$4,602
Adjusted income fully diluted earnings per common share	$0.11	$0.00	$0.11

The following table reconciles net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended March 31, 2014
	2014	2013	Change
Net income (loss)	$1,863	$(800)	$2,663
Net pre-tax adjustments to arrive at Adjusted income	6,869	849	6,020
Income tax expense (benefit)	1,341	(169)	1,510
Interest expense	977	1,515	(538)
Depreciation, depletion and amortization	10,598	11,393	(795)
Accretion expense	228	565	(337)
Adjusted EBITDA	$21,876	$13,353	$8,523

The following table reconciles total G&A to Adjusted G&A (in thousands):

	Three Months Ended March 31,
	2014	2013	Change
Total G&A	$10,807	$4,475	$6,332
Withdrawn proxy contest	(1,193)	—	(1,193)
Accelerated vesting of outstanding equity awards for early retirement of employees	(2,463)	—	(2,463)
Mark-to-market valuation adjustment of performance-based phantom stock incentive awards	(2,655)	195	(2,850)
Adjusted G&A	$4,496	$4,670	$(174)

The following table presents summary information for the periods indicated, and is followed by the Company’s financial statements.

	Three Months Ended March 31,
	2014	2013	Change	% Change
Net production:
Oil (MBbls)	332	206	126	61%
Natural gas (MMcf)	363	738	(375)	(51)%
Total production (MBOE)	392	328	64	20%
Average daily production (BOE/d)	4,355	3,644	711	20%
% Oil (MBOE basis)	85%	63%	—	—

Average realized sales price:
Oil (Bbl)	$93.12	$94.85	$(1.73)	(2)%
Natural gas (Mcf) (includes NGLs)	6.54	4.07	2.47	61%
Total (BOE)	84.82	68.72	16.10	23%
Oil and natural gas revenues (in thousands):
Oil revenue	$30,909	$19,540	$11,369	58%
Gas revenue	2,376	3,001	(625)	(21)%
Total	$33,285	$22,541	$10,744	48%
Additional per BOE data:
Sales price	$84.82	$68.72	$16.10	23%
Lease operating expense	10.78	17.00	(6.22)	(37)%
Production taxes	4.88	2.20	2.68	122%
Operating margin	$69.15	$49.52	$19.63	40%

Other expenses per BOE:
Depletion, depreciation and amortization	$26.88	$33.66	$(6.78)	(20)%
Adjusted G&A (a)	11.46	14.24	(2.78)	(20)%

(a)

Excludes certain non-recurring expenses and non-cash valuation adjustments. See the reconciliation provided within the Non-GAAP financial measures and reconciliations section of this press release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

Callon Petroleum Company

Consolidated Balance Sheets

(in thousands, except par and per share values and share data)

	March 31, 2014	December 31, 2013
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$1,742	$3,012
Accounts receivable	23,237	20,586
Fair market value of derivatives	—	60
Deferred tax asset, current	6,320	3,843
Other current assets	1,356	2,063
Total current assets	32,655	29,564
Oil and natural gas properties, full-cost accounting method:
Evaluated properties	1,783,598	1,701,577
Less accumulated depreciation, depletion and amortization	(1,432,213)	(1,420,612)
Net oil and natural gas properties	351,385	280,965
Unevaluated properties excluded from amortization	36,772	43,222
Total oil and natural gas properties	388,157	324,187
Other property and equipment, net	7,413	7,255
Restricted investments	3,806	3,806
Deferred tax asset	54,047	57,765
Other assets, net	3,168	1,376
Total assets	$489,246	$423,953
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$71,293	$57,637
Asset retirement obligations	4,483	4,120
Fair market value of derivatives	2,645	1,036
Total current liabilities	78,421	62,793
13% Senior Notes:
Principal outstanding	48,481	48,481
Deferred credit, net of accumulated amortization of $26,673 and $26,239, respectively	4,834	5,267
Total 13% Senior Notes	53,315	53,748
Senior secured revolving credit facility	68,000	22,000
Asset retirement obligations	2,767	2,612
Other long-term liabilities	6,163	3,706
Total liabilities	208,666	144,859
Stockholders' equity:
Preferred stock, series A cumulative, $0.01 par value and $50.00 liquidation preference, 2,500,000 shares authorized: 1,578,948 and 1,578,948 shares outstanding, respectively	16	16
Common stock, $0.01 par value, 110,000,000 and 60,000,000 shares authorized; 40,365,710 and 40,345,456 shares outstanding, respectively	405	404
Capital in excess of par value	403,136	401,540
Accumulated deficit	(122,977)	(122,866)
Total stockholders' equity	280,580	279,094
Total liabilities and stockholders' equity	$489,246	$423,953

Callon Petroleum Company

Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Operating revenues:
Oil sales	$30,909	$19,540
Natural gas sales	2,376	3,001
Total operating revenues	33,285	22,541
Operating expenses:
Lease operating expenses	4,230	5,576
Production taxes	1,917	721
Depreciation, depletion and amortization	10,538	11,042
General and administrative	10,807	3,739
Accretion expense	228	565
Gain on sale of other property and equipment	(1,080)	—
Total operating expenses	26,640	21,643
Income from operations	6,645	898
Other (income) expenses:
Interest expense	977	1,515
Loss on derivative contracts	2,513	418
Other (income) expense	(49)	(45)
Total other expenses	3,441	1,888
Income (loss) before income taxes	3,204	(990)
Income tax expense (benefit)	1,341	(169)
Income (loss) before equity in earnings of Medusa Spar LLC	1,863	(821)
Equity in earnings of Medusa Spar LLC	—	21
Net income (loss)	1,863	(800)
Preferred stock dividends	(1,974)	—
Loss available to common stockholders	$(111)	$(800)
Loss per common share:
Basic	$(0.00)	$(0.02)
Diluted	$(0.00)	$(0.02)
Shares used in computing income per common share:
Basic	40,328	39,793
Diluted	40,328	39,793

Callon Petroleum Company

Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,863	$(800)
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion and amortization	10,598	11,393
Accretion expense	228	565
Amortization of non-cash debt related items	119	111
Amortization of deferred credit	(433)	(799)
Equity in earnings of Medusa Spar LLC	—	(21)
Deferred income tax expense	1,341	(169)
Net loss (gain) on derivatives, net of settlements	1,639	1,039
Gain on sale of other property and equipment	(1,080)	—
Non-cash expense related to equity share-based awards	996	580
Change in the fair value of liability share-based awards	3,483	(195)
Payments to settle asset retirement obligations	(26)	(396)
Changes in current assets and liabilities:
Accounts receivable	(2,928)	1,333
Other current assets	707	857
Current liabilities	5,155	158
Payments to settle vested liability share-based awards	(1,669)	—
Change in other long-term liabilities	—	(206)
Change in other assets, net	(26)	(575)
Net cash provided by operating activities	19,967	12,875
Cash flows from investing activities:
Capital expenditures	(65,760)	(30,089)
Proceeds from sales of mineral interest and equipment	2,226	114
Distribution from Medusa Spar LLC	—	340
Net cash used in investing activities	(63,534)	(29,635)
Cash flows from financing activities:
Borrowings on credit facility	46,000	17,000
Payment of deferred financing costs	(1,729)	—
Payment of preferred stock dividends	(1,974)	—
Net cash provided by financing activities	42,297	17,000
Net change in cash and cash equivalents	(1,270)	240
Balance, beginning of period	3,012	1,139
Balance, end of period	$1,742	$1,379

Earnings Call Information

The Company will host a conference call on Friday, May 9, 2014 to discuss first quarter financial and operating results.

Please join Callon Petroleum Company via the Internet for a webcast of the conference call:

Date/Time:Friday, May 9, 2014, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time)

Webcast:Live webcast will be available at www.callon.com in the “Investors” section of the website.

Alternatively, you may join by telephone:

Toll Free Call-in number:1-866-318-8619

International Call-in Number:1-617-399-5138

Participant Passcode:10273293

An archive of the conference call webcast will also be available at www.callon.com in the “Investors” section of the website.

About Callon Petroleum

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled, future increases in production, the Company’s 2014 and 2015 guidance, capital budget, the  implementation of the Company’s business plans and strategy, as well as statements including the words “believe,” “expect,” “plans” and words of similar meaning. These statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include the volatility of oil and gas prices, ability to drill and complete wells, operational, regulatory and environment risks, our ability to finance our activities and other risks more fully discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC’s website at www.sec.gov.

For further information contact:

Joe Gatto

Chief Financial Officer, Senior Vice President and Treasurer

1-800-451-1294